CITIZENSSELECT FUNDS

CERTIFICATE OF Amendment

Establishment and Designation of Classes of Shares
of Beneficial Interest

The undersigned, being a Vice President and Assistant Secretary of CitizensSelect Funds, a Massachusetts business trust (the "Trust"), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Article III, Section 1 of the Trust's Amended and Restated Agreement and Declaration of Trust dated February 14, 2002 (the "Declaration of Trust") and by the affirmative vote of a majority of the Trustees at a meeting duly called, the Trust's Board of Trustees established and designated a new class of Shares (as that term is defined in the Declaration of Trust) of beneficial interest of Dreyfus Prime Money Market Fund (the "Fund"), a series of the Trust, redesignated an existing class of Shares and terminated the offering of two existing classes of Shares as follows:

1.   "Class A" shares of the Fund will be redesignated as "Citizens" shares.

2.    The new class of Shares established and designated by the Trust's Board of Trustees are "Class A" shares of the Fund.

3.     Following conversion of all outstanding Class C shares to Class B shares, "Class C" shares of the Fund will no longer be offered.

4.   "Class D" shares of the Fund will be redesignated as "Class C" shares, and Class D shares will no longer be offered.

5.   "Class B" shares of the Fund will continue to be designated as Class B shares.

6.   Citizens shares, Class A shares, Class B shares and Class C shares shall each be entitled to all of the rights and preferences accorded to Shares of the Fund under the Declaration of Trust.

7.   The purchase price of Citizens shares, Class A shares, Class B shares and Class C shares of the Fund, the method of determining the net asset value of such classes of Shares and the relative dividend rights of holders of such classes of Shares shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration of Trust and shall be set forth in the Trust's Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940 as in effect at the time of issuance of such Shares.

This Certificate of Amendment to the Declaration of Trust shall become effective on March 1, 2016.

IN WITNESS WHEREOF, the undersigned has executed this instrument this 22nd day of February, 2016.

                                                                        CITIZENSSELECT FUNDS

                                                                        By:  ________________________________
                                                                                    Name: Maureen E. Kane
                                                                                    Title:  Vice President and Assistant Secretary

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